Exhibit 10.1

THIRD AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT

This Third Amendment to Letter of Credit Reimbursement Agreement, dated as of November 8, 2016 (this “Amendment”), amends the Letter of Credit Reimbursement Agreement, dated as of November 23, 2015 (as previously amended, the “Agreement”), among Renaissance Reinsurance Ltd. (the “Borrower”), various lenders party thereto, Bank of Montreal, as Documentation Agent, Citibank Europe plc, as Collateral Agent, and ING Bank N.V., London Branch, as Letter of Credit Agent. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENTS. As of the Third Amendment Effective Date (as defined below), the Agreement shall be amended as follows:

1.1 Amendment to Recital. The first WHEREAS clause is amended by deleting “2016” and inserting “2017 therefor.

1.2 Amendments to Section 1.1. Section 1.1 of the Agreement is amended as follows:

(a) The definition of “Full Collateralization Event” is amended by deleting the words “December 31, 2016” and inserting “December 31, 2017” therefor.

(b) The definition of “Letter of Credit Agent” is amended in its entirety to read as follows:

“Letter of Credit Agent” means ING Bank N.V., London Branch located at 8-10 Moorgate, London EC2R 6DA, as Letter of Credit Agent for the Lenders, together with any replacement Letter of Credit Agent arising under Section 11.

1.3 Amendment to Section 2.1(c). Section 2.1(c) of the Agreement is amended by deleting the words “December 31, 2015” and inserting “December 31, 2016” therefor.

1.4 Amendment to Section 2.2. Section 2.2 of the Agreement in amended in its entirety to read as follows:

2.2 Conversion Principles. Determination of the Dollar amount of any Letter of Credit Fees shall be made by the Letter of Credit Agent on the last day of the each fiscal quarter (or such other date as may be required under Section 3.1(a)) based on upon the Conversion Rate as of such date of determination. Determination of the Dollar amount of other Obligations denominated in Pounds will be converted to Dollars and such determination shall be made by the Letter of Credit Agent based upon the Conversion Rate as of such date of determination.

1.5 Amendment to Section 3.1(a). Section 3.1(a) of the Agreement is amended in its entirety to read as follows:

(a) The Borrower agrees to pay to the Letter of Credit Agent for the account of each Lender in accordance with, subject to Section 3.4, its Applicable Percentage in Dollars a Letter of Credit Fee with respect to each Letter of Credit from and including the Existing Agreement Termination Date until the date such Letter of Credit is fully drawn by the beneficiary, canceled or expired, in an amount equal to the Applicable Letter of Credit Fee Rate on the aggregate amount from time to time available to be drawn on such Letter of Credit. The Letter of Credit Fees (i) for Letters of Credit denominated in Dollars shall be calculated with respect to actual days elapsed on the basis of a 360-day year, (ii) for Letters of Credit denominated in Pounds shall be calculated with respect to actual days elapsed on the basis of a 365-day year and then converted to Dollars as provided in Section 2.2 and (iii) shall be payable quarterly in arrears on the last day of each fiscal quarter of the Borrower and upon the expiration, cancellation or utilization in full of such Letter of Credit. During the continuance of an Event of Default, the Required Lenders may, at their option, by notice to the Borrower, declare that the Applicable Letter of Credit Fee Rate shall accrue at the Default Rate; provided, that during the continuance of an Event of Default under Section 10.1(a), (b), (d), (f) or (g), the Applicable Letter of Credit Fee Rate shall accrue at the Default Rate without any election or action on the part of any Agent or any Lender.

1.6 Amendment to Section 10.1(b). Section 10.1(b) of the Agreement is amended in its entirety to read as follows:

(b) The failure by the Borrower to pay any Fee or other amount when due under or in connection with any Credit Document within five Business Days after receipt of an invoice therefor; or

2. Representations and Warranties. The Borrower represents and warrants to the Agents and the Lenders that:

(a) Authorization. The Borrower has the requisite power and authority to execute and deliver this Amendment and to perform and observe the terms and conditions stated herein and therein, and the Borrower has taken all necessary corporate or other action to authorize its execution, delivery and performance of this Amendment.

(b) No Conflict. The Borrower’s execution, delivery and performance of this Amendment do not and will not: (i) violate or contravene its Organizational Documents; (ii) violate or contravene any order, writ, law, treaty, rule, regulation or determination of any Governmental Authority, in each case applicable to or binding upon it or any of its property; or (iii) result in the breach of any provision of, or in the imposition of any lien or encumbrance (except for liens or encumbrances created under the Credit Documents) under, or constitute a default or event of default under, any agreement or arrangement to which it is a party or by which it or any of its property is bound.

2

(c) Governmental Approvals. No authorization, approval or consent of, or notice to or filing with, any Governmental Authority is required to be made by the Borrower in connection with the execution and delivery by the Borrower of this Amendment or the issuance by the Lenders of any Letter of Credit, or amendment thereto, or other Obligations for the account of the Borrower pursuant to the Agreement, except for those which have been duly obtained, taken, given or made and are in full force and effect.

(d) Enforceability. This Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors’ rights generally and/or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(e) Representations and Warranties. On the date hereof, each representation and warranty set forth in Section 7 of the Agreement, as amended by this Amendment, is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct as of such date).

(f) No Default. No Event of Default or Unmatured Event of Default exists or will exist after giving effect to this Amendment or the issuance of any new Letters of Credit or amendments to existing Letters of Credit.

3. Effectiveness. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) when the Documentation Agent has received each of the following, in form and substance satisfactory to the Documentation Agent:

(a) counterparts of this Amendment signed by the Borrower and each other party hereto;

(b) certified copies of resolutions of the Governing Body of the Borrower authorizing or ratifying the execution, delivery and performance by the Borrower of this Amendment;

(c) certified copies of all documents evidencing any necessary corporate (or other similar) action, and any material third-party consents and governmental approvals (if any) required for the execution, delivery and performance by the Borrower of this Amendment;

(d) confirmation that there have been no changes to the articles or certificate of formation (or similar charter document) and the bylaws or operating agreement (or similar governing documents) of the Borrower since the Effective Date;

(e) opinion of Willkie Farr & Gallagher LLP addressed to the Lenders and the Agents confirming security interests continue in effect after giving effect to this Amendment;

3

(f) Confirmation from Lloyd’s that the Managing Agent has submitted all necessary documents regarding its plan to provide Funds at Lloyd’s;

(g) All amounts that are then due and payable pursuant to Section 3 and Section 12.4 of the Agreement; and

(h) such other documents as any Agent or any Lender may reasonably request.

4. Miscellaneous.

(a) On and after the date hereof, as used in the Agreement, “hereinafter,” “hereto,” “hereof” and words of like import and all references in the Agreement, the other Credit Documents and the respective exhibits and schedules thereto shall, unless the context otherwise requires, be deemed to be references to the Agreement as amended hereby and as further amended from time to time.

(b) Except as expressly amended hereby, the parties hereto agree that the Agreement is ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with its terms and that all provisions of this Amendment are the legally binding and enforceable agreements of the parties hereto and their permitted successors and assigns.

(c) This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(d) The provisions of Sections 12.15 and 12.16 of the Agreement regarding, among other things, jurisdiction, service of process and waiver of trial by jury, shall apply to this Amendment as if the same were set out in full herein in this place.

(e) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of a counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

(f) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

RENAISSANCE REINSURANCE LTD.

By:	/s/ Stephen H. Weinstein
Name:	Stephen H. Weinstein
Title:	SVP, General Counsel, Chief Compliance Officer & Secretary

BANK OF MONTREAL, as Documentation Agent

By:	/s/ Joan Murphy
Name:	Joan Murphy
Title:	Director

BANK OF MONTREAL, LONDON BRANCH, as a Lender

By:	/s/ Anthony Ebdon
Name:	Anthony Ebdon
Title:	MD

By:	/s/ Jean-Jacques du Hellen
Name:	Jean-Jacques du Hellen
Title:	MD

CITIBANK EUROPE PLC., as Collateral Agent and a Lender

By:	/s/ Niall Tuckey
Name:	Niall Tuckey
Title:	Director

ING BANK N.V., LONDON BRANCH., as Letter of Credit Agent and a Lender

By:	/s/ Mike Sharman
Name:	Mike Sharman
Title:	Managing Director

By:	/s/ Ian Taylor
Name:	Ian Taylor
Title:	Managing Director